FIRST AMENDMENT TO LEASE
           This First Amendment to Lease ("Agreement") is made and entered into as of September 18, 2002, by and between Glenborough Fund IX, LLC, a Delaware limited liability company ("Landlord") and NVE Corporation, a Minnesota corporation ("Tenant").

                                 R E C I T A L S
           This Agreement is made with reference to the following facts and objectives:
     A. By Lease and Addendum to Lease by and between Glenborough Properties, L.P., a California limited partnership, ("GPLP") and Nonvolatile Electronics, Inc., a Minnesota corporation, dated as of October 1, 1998, (together, the "Lease") Tenant leased the Premises depicted in Exhibit "A" to the Lease and described in Sections 1., 2.13., and 2.14. as Unit 4 deemed to contain approximately 12,832 square feet of Usable Area located at 11405-11411 Valley View Road, Eden Prairie, Minnesota, in the Project known as Bryant Lake Business Center - Phase III. The actual mailing address for the Premises is 11405 Valley View Road, Eden Prairie, Minnesota, and Unit 4 is currently referred to by the parties as Suites 11405, 11409, and 11411.
     B. Landlord has succeeded to the interests of GPLP in the Lease and in the Premises. Tenant has succeeded to the interests and obligations of Nonvolatile Electronics, Inc., in the Lease and in the Premises, by way of corporate merger.
     C. Landlord and Tenant desire to expand the Premises and to extend the Term, and to otherwise modify and amend the Lease, on and subject to the terms, covenants, and conditions set forth below.
           NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

                               A G R E E M E N T
     1. Effective immediately, Section 2.5. of the Lease is modified and amended to set forth a new Expiration Date of December 31, 2006. Also effective immediately, Section 2.13. of the Lease is modified and amended to replace the "Unit 4" designation of the Premises with "Suites 11405, 11409, and 11411." Tenant shall accept the physical condition of Suites 11405, 11409, and 11411 in their "as is" condition during the Term, as extended, with no remodeling or other improvements by Landlord.
     2. Effective as of January 1, 2003, (the "First Expansion Effective Date"), Tenant's separate lease of the premises known as Units 1 and 2 in such lease, but currently referred to by the parties as Suite 11415 at 11415 Valley View Road, shall be terminated and Suite 11415 shall be added to this Lease, Tenant leasing (under this Lease) Suite 11415 as of the First Expansion Effective Date. Tenant is already in possession of Suite 11415 under its other lease, so no additional delivery and acceptance of Suite 11415 shall be required under this Lease. Tenant shall accept the physical condition of Suite 11415 in its "as is" condition with no remodeling or other improvements by Landlord.
     3. As of the First Expansion Effective Date, Section 2.13. of the Lease shall be modified and amended to add Suite 11415 to the list of Suites comprising the Premises, and to state the new total Premises "are deemed to contain approximately 18,772 square feet of Usable Area."

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     4.    As of the First Expansion Effective Date, Section 2.18. of the Lease
shall be modified and amended to set forth a new Tenant's Proportionate Share of 20.56%. This includes a slight adjustment based on recent re-measurement of the Premises.
     5. As of the First Expansion Effective Date, Sections 2.2. and 2.9. of the Lease shall be modified and amended to replace the existing Base Rent schedules with the following schedule of Monthly Installments of Base Rent:
           January 1, 2003,  through  December 31, 2003,  $9,375.00 / month
           January 1, 2004,  through  December 31, 2004,  $9,570.00 / month
           January 1, 2005,  through  December 31, 2005,  $9,750.00 / month
           January 1, 2006,  through  December 31, 2006,  $9,945.00 / month
     6. As of the First Expansion Effective Date, Landlord shall refund Tenant's Security Deposit and Section 2.15. of the Lease shall be modified and amended to replace the text inserted in the blank with "no Security Deposit shall be required absent future defaults of Tenant; see Section 8."
     7. Effective as of June 1, 2003, (the "Second Expansion Effective Date"), Tenant shall lease Suite 11413 from Landlord, and Section 2.13. of the Lease shall be modified and amended to add Suite 11413 to the list of Suites comprising the Premises and to specify that the new total Premises are "deemed to contain approximately 21,362 square feet of Usable Area." Tenant is already in possession of Suite 11413 under a sublease expiring immediately prior to the Second Effective Date, so no additional delivery and acceptance of Suite 11413 shall be required under this Lease. Tenant shall accept the physical condition of Suites 11413 in its "as is" condition, with no remodeling or other improvements by Landlord. Landlord shall not require Tenant to vacate, under Tenant's existing sublease, Suite 11413 as a condition to accepting surrender of Suite 11413 from its present tenant. The revised Base Rent schedule shown above shall remain unchanged.
     8.    As of the Second Expansion Effective Date, Section 2.18. of the
Lease shall be modified and amended to set forth a new Tenant's Proportionate Share of 23.40%. This includes a slight adjustment based on recent re-measurement of Suite 11413.
     9. Landlord shall provide Tenant with a credit in the amount of $12,694.00, which Tenant may apply to any desired remodeling, or credit against Rent coming due at any time after full execution of this Agreement.
     10. All other terms, covenants, and conditions of the Lease, shall remain in full force and effect.
           This Agreement modifies and amends the Lease. To the extent there are any inconsistencies between this Agreement and the Lease, the terms, covenants, and conditions of this Agreement shall govern. Capitalized terms not defined herein are defined in the Lease.
         [Remainder of page intentionally blank; signatures next page.]



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          IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

LANDLORD:
GLENBOROUGH FUND IX, LLC,
a Delaware limited liability company

By:  GRT IX, Inc.,
     a Delaware corporation
     Its Managing Member

          By:  /s/ Sandra L. Boyle
               -------------------
               Its Exec. Vice President
                   --------------------

TENANT:
NVE CORPORATION,
a Minnesota corporation

By:  /s/ Daniel Baker
     ----------------
          Its President & CEO
              ---------------

By:
     ----------------

          Its
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